                                                                    EXHIBIT 8(a)


                              CUSTODIAN AGREEMENT
                              -------------------

          THIS AGREEMENT is made as of October 4, 1989 by and between THE PNC(R) FUND, a Massachusetts business trust (the "Fund", and PROVIDENT NATIONAL BANK, a national banking association ("Bank").

                              W I T N E S S E T H

          WHEREAS, the Fund is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Fund desires to retain Bank to serve as the Fund's custodian and Bank is willing to serve as the Fund's custodian;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1. Appointment.  The Fund hereby appoints Bank to act as custodian of
             -----------
the securities, cash and other property belonging to each investment portfolio (a "portfolio") of the Fund for the period and on the terms set forth in this Agreement. Bank accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 21 of this Agreement. Bank agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. The Fund's shares, $.001 par value per share (the "Shares"), have been classified into seven different classes, i.e., Classes A-l, B-1, C-l, D, E, F and G. The Fund may from time to time issue additional classes of Shares or classify and reclassify shares of each such class. Bank shall identify to each such class property belonging to such class and in such reports, confirmations and notices to the Fund called for under this Agreement shall identify the class to which such report, confirmation or notice pertains.

          2.  Delivery of Documents.  The Fund has furnished Bank with copies,
              ---------------------
properly certified or authenticated, of each of the following:

               (a) Resolutions of the Fund's Board of Trustees authorizing the appointment of Bank as custodian of the portfolio securities, cash and other property belonging to the Fund and approving this Agreement;

               (b) Appendix A identifying and containing the signatures of the Fund's officers and/or other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Fund;
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                                                                               2



               (c) The Fund's Declaration of Trust as filed with the State Secretary of the Commonwealth of Massachusetts and the Boston City Clerk on December 22, 1988;

               (d)  The Fund's Code of Regulations;

               (e) The Investment Advisory Agreement between Provident Institutional Management Corporation (Adviser) and the Fund (the "Advisory Agreement");

               (f) The Sub-Advisory Agreements between Adviser and Provident National Bank (relating to the Money Market and Government Money Market Portfolios and the Total Return Portfolio), Adviser and The Central Trust Company, N.A. (relating to the Tax-Free Money Market, Capital Appreciation and Managed Income Portfolios) and Adviser and Provident Capital Management, Inc. (relating to the International Portfolio);

               (g) The Administration Agreement between The Boston Company Advisors, Inc. and the Fund (the "Administration Agreement");

               (h) The Administration and Accounting Services Agreement between Provident Financial Processing Corporation ("PFPC") and the Fund (collectively with the Administration Agreement, the "Administration Agreements";

               (i) The Distribution Agreement between TBC Funds Distributor, Inc. and the Fund;

               (j) The Transfer Agency Agreement between PFPC (in its capacity as transfer agent, the "Transfer Agent") and the Fund (the "Transfer Agency Agreement");

               (k) The Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on December 23, 1998;

               (l) The Fund's Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as filed with the SEC on December 23, 1988, and all amendments thereto;

               (m) The Fund's non-12b-1 Shareholder Services Plan and the Fund's form of shareholder servicing agreement;

               (n) The Fund's 12b-1 Plan and the Fund's form of dealer agreement and shareholder servicing agreement;

               (o) The Fund's most recent Prospectuses and Statements of Additional Information and all amendments and supplements thereto (collectively, the "Prospectuses"); and
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                                                                               3

                        (p) Before any portfolio engages in any transactions regulated by the Commodity Futures Trading Commission ("CFTC"), a copy of either (i) a filed notice of eligibility to claim the exclusion from the definition of "commodity pool operator" contained in Section 2(a)(1)(A) of the Commodity Exchange Account ("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the CFTC, or
                (ii) a letter which has been granted the Fund by the CFTC which states that the Fund will not be treated as a "pool" as defined in Section 4.10(d) of the CFTC's General Regulations, or (iii) a letter which has been granted the Fund by the CFTC which states that the CFTC will not take any enforcement action if the Fund does not register as a commodity pool operator."

          The Fund will furnish Bank from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

          3.  Definitions.
              -----------

          (a)  "Authorized Person."  As used in this Agreement, the term
                -----------------
"Authorized Person" means any of the officers of the Fund and any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Trustees of the Fund to give Oral and Written Instructions on behalf of the Fund and listed on the Certificate annexed hereto as Appendix A or any amendment thereto as may be received by Bank from time to time.

          (b)  "Book-Entry System."  As used in this Agreement, the term "Book-
                -----------------
Entry System" means the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees and any book-entry system maintained by a clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934 (the "1934 Act").

          (c)  "Oral Instructions."  As used in this Agreement, the term "Oral
                -----------------
Instructions" means oral instructions actually received by Bank from an Authorized Person or from a person reasonably believed by Bank to be an Authorized Person. The Fund agrees to deliver to Bank, at the time and in the manner specified in Paragraph 8(b) of this Agreement, Written Instructions confirming Oral Instructions.

          (d)  "Property."  The term "Property," as used in this Agreement,
                --------
means:

                (i) any and all securities and other property which the Fund may from time to time deposit, or cause to be deposited, with Bank or which Bank may from time to time hold for the Fund;

               (ii) all income in respect of any of such securities or other property;

               (iii) all proceeds of the sale of any of such securities or other property; and

               (iv) all proceeds of the sale of securities issued by the Fund, which are received by Bank from time to time from or on behalf of the Fund.

          (e)  "Written Instructions."  As used in this Agreement, the term
                --------------------
"Written Instructions" means written instructions delivered by hand, mail, tested telegram, cable, telex or facsimile sending device, and received by Bank and signed by an Authorized Person.

          4.  Delivery and Registration of the Property.  The Fund will deliver
              -----------------------------------------
or cause to be delivered to Bank all securities and all moneys owned by it, including cash received for the issuance of its Shares, at any time during the period of this Agreement. Bank will not be responsible for such securities and such moneys until actually received by it. All securities delivered to Bank (other than in bearer form) shall be registered in the name of the Fund or in the name of a nominee of the Fund or in the name of any nominee of Bank (with or without indication of fiduciary status), or in the name of any sub-custodian or any nominee of any such sub-custodian appointed pursuant to Paragraph 6 hereof or shall be properly endorsed and in form for transfer satisfactory to Bank.

          5.  Receipt and Disbursement of Money.
              ---------------------------------

          (a) Bank shall open and maintain a separate custodial account or accounts in the name of each portfolio of the Fund, subject only to draft or order by Bank acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of such portfolios. Bank shall make payments of cash to, or for the account of, each portfolio of the Fund from such cash only (i) for the purchase of securities for the Fund's portfolios as provided in Paragraph 13 hereof; (ii) upon receipt of written Instructions, for the payment of interest, dividends, taxes, administration, accounting, distribution, advisory or management fees or expenses which are to be borne by the Fund under the terms of this Agreement, the Advisory Agreement, the Administration Agreements, the Transfer Agency Agreement and the Distribution and Service plan;
(iii) upon receipt of Written Instructions, for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or to be delivered to Bank; (iv) to a sub-custodian pursuant to Paragraph 6 hereof; (v) for the redemption of Shares; (vi) for payment of the amount of dividends received in respect of securities sold short; or (vii) upon receipt of Written Instructions, for other proper Fund purposes. No payment pursuant to (i) above shall be made unless Bank has received a copy of the broker's or dealer's confirmation or the payee's invoice, as appropriate.

          (b) Bank is hereby authorized to endorse and collect all checks, drafts, negotiable instruments or other orders for the payment of money received as custodian for the account of the Fund.

          6.  Receipt of Securities.
              ---------------------

          (a) Except as provided by Paragraph 7 hereof, Bank shall hold and physically segregate in separate accounts, identifiable at all times from those of any other persons, firms, or corporations, all securities and non-cash property received by it for the account of each portfolio of the Fund. All such securities and non-cash property are to be held or disposed of by Bank for each portfolio of the Fund pursuant to the terms of this Agreement. In the absence of Written Instructions accompanied by a certified resolution of the Fund's Board of Trustees authorizing the transaction, Bank shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities and investments except in accordance with the express terms provided for in this Agreement. In no case may any trustee, officer, employee or agent of the Fund withdraw any securities. In connection with its duties under this Paragraph 6, Bank may, at its own expense, enter into sub-custodian agreements with other banks or trust companies for the receipt of certain securities and cash to be held by Bank for the account of the Fund pursuant to this Agreement; provided that each such bank or trust company has an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than one million dollars ($1,000,000) for a Bank subsidiary or affiliate, or of not less than twenty million dollars ($20,000,000) if such bank or trust company is not a Bank subsidiary or affiliate and that in either case such bank or trust company agrees with Bank to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder.
Bank shall remain responsible for the performance of all of its duties under this Agreement and shall hold the Fund harmless from the acts and omissions, under the standards of care provided for herein, of any bank or trust company that it might choose pursuant to this Paragraph 6 except to the extent that the Fund has entered into a separate sub-custody agreement with respect to the custody of any foreign securities owned by the Fund.

          (b) Where securities pre transferred to an account of the Fund established pursuant to Paragraph 7 hereof, Bank shall also by book-entry or otherwise identify as belonging to the applicable portfolio of Fund the quantity of securities in a fungible bulk of securities registered in the name of Bank (or its nominee) or shown in Bank's account on the books of the Book-Entry System. At least monthly and from time to time, Bank shall furnish the Fund with a detailed statement of the Property held for each portfolio of the Fund under this Agreement.

          7.  Use of Book-Entry System.  The Fund shall deliver to Bank
              ------------------------
certified resolutions of the Board of Trustees of the Fund approving, authorizing and instructing Bank on a continuous and on-going basis until instructed to the contrary by Oral or Written Instructions actually received by Bank (a) to deposit in the Book-Entry System all securities belonging to each portfolio of the Fund eligible for deposit therein and (b) to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by each portfolio of the Fund, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. Without limiting the generality of such use, it is agreed that the following provisions shall apply thereto:

          (a) Securities and any cash of a portfolio of the Fund deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by Bank in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. Bank and its sub-custodian, if any, will pay out money only upon receipt of securities and will deliver securities only upon the receipt of money.

          (b) All books and records maintained by Bank which relate to the Fund's participation in the Book-Entry, System will at all times during Bank's regular business hours be open to the inspection of the Fund's duly authorized employees or agents, and the Fund will be furnished with all information in respect of the services rendered to it as it may require.

          (c) Bank will provide the Fund with copies of any report obtained by Bank on the system of internal accounting control of the Book-Entry System promptly after receipt of such a report by Bank. Bank will also provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

          8.  Instructions Consistent with Declaration of Trust and Code of
              -------------------------------------------------------------
Regulations.
-----------

          (a) Unless otherwise provided in this Agreement, Bank shall act only upon Oral and Written Instructions. Although Bank may know of the provisions of the Declaration of Trust and Code of Regulations (collectively, the "Organization Documents") of the Fund, Bank may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of the Organization Documents or any vote, resolution or proceeding of the Fund's shareholders (the "Shareholders"), or of the Board of Trustees, or of any committee thereof.

          (b) Bank shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by Bank pursuant to this Agreement. The Fund agrees to forward to Bank Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by Bank by the close of business of the same day that such Oral Instructions are given to Bank. The Fund agrees that the fact that such confirming Written Instructions are not received by Bank shall in no way affect the validity of the transactions or enforceability of the transactions authorized by the Fund by giving Oral Instructions. The Fund agrees that Bank shall incur no liability to the Fund in acting upon Oral Instructions given to Bank hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

          9.  Transactions Not Requiring Instructions.  In the absence of
              ---------------------------------------
contrary Written Instructions, Bank is authorized to take the following actions:

          (a)  Collection of Income and Other Payments.  Bank shall:
               ---------------------------------------

               (i) collect and receive for the account of each portfolio of the Fund, all income and other payments and distributions, including (without limitation) stock dividends, rights, bond coupons, option premiums and similar items, included or to be included in the Property, and promptly advise the Fund of such receipt and shall credit such income, as collected, to the applicable portfolio's custodian account;

               (ii) endorse and deposit for collection, in the name of the applicable portfolio of the Fund, checks, drafts, negotiable instruments, or other orders for the payment of money on the same day as received;

               (iii) receive and hold for the account of each portfolio of the Fund all securities received as a distribution on the portfolio's securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any securities belonging to the portfolio held by Bank hereunder;

               (iv) present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, or retired, or otherwise become payable on the date such securities become payable; and

               (v) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments as described in Paragraph 24 of this Agreement.

          (b)  Miscellaneous Transactions.  Bank is authorized to deliver or
               --------------------------
cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

               (i) for examination by a broker selling for the account of a portfolio of the Fund in accordance with street delivery custom;

               (ii) for the exchange of interim receipts or temporary securities for definitive securities; and

               (iii) for transfer of securities into the name of a portfolio of the Fund or Bank or nominee of either, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to Bank.

          10.  Transactions Requiring Instructions.  Upon receipt of Oral or
               -----------------------------------
Written Instructions and not otherwise, Bank, directly or through the use of the Book-Entry System, shall:

               (a) execute and deliver to such persons as may be designated in such Oral or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any securities on behalf of a portfolio may be exercised;

               (b) deliver any securities held for a portfolio of the Fund against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

               (c) deliver any securities held for a portfolio of the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

               (d) make such transfers or exchanges of the assets of a portfolio of the Fund and take such other steps as shall be stated in said Oral or Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

               (e) release securities belonging to a portfolio of the Fund to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by a portfolio of the Fund; provided, however, that securities shall be released only upon payment to Bank of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

               (f) release and deliver securities owned by a portfolio of the Fund in connection with any repurchase agreement entered into on behalf of a portfolio of the Fund, but only on receipt of payment therefor; and pay out moneys of a portfolio of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities; and

               (g) otherwise transfer, exchange or deliver securities in accordance with Oral or Written Instructions.

          11.  Segregated Accounts.
               -------------------

          (a) Bank shall upon receipt of Written or Oral Instructions establish and maintain a segregated account or accounts on its records for and on behalf of each portfolio of the Fund, into which account or accounts may be transferred cash and/or securities, including securities in the Book-Entry System (i) for the purposes of compliance by the Fund with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and Release No. 10666 or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies, and (ii) for other proper corporate purposes, but only, in the case of clause (ii), upon receipt of Written Instructions.

          (b) Bank may enter into separate custodial agreements with various futures commission merchants ("FCMs") that the Fund uses (each an "FCM Agreement"), pursuant to which the Fund's margin deposits in any transactions involving futures contracts and options on futures contracts will be held by Bank in accounts (each an "FCM Account") subject to the disposition by the FCM involved in such contracts in accordance with the customer contract between FCM and the Fund ("FCM Contract"), SEC rules governing such segregated accounts, CFTC rules and the rules of the applicable commodities exchange. Such FCM Agreements shall only be entered into upon receipt of Written Instructions from the Fund which state that (i) a customer agreement between the FCM and the Fund has been entered into; and (ii) the Fund is in compliance with all the rules and regulations of the CFTC. Transfers of initial margin shall be made into an FCM Account only upon Written Instructions; transfers of premium and variation margin may be made into an FCM Account pursuant to Oral Instructions. Transfers of funds from an FCM Account to the FCM for which Bank holds such an account may only occur upon certification by the FCM to Bank that pursuant to the FCM Agreement and the FCM Contract, all conditions precedent to its right to give Bank such instruction have been satisfied.

          12.  Dividends and Distributions.  The Fund shall furnish Bank with
               ---------------------------
appropriate evidence of action by the Fund's Board of Trustees declaring and authorizing the payment of any dividends and distributions. With respect to each portfolio of the Fund, upon receipt by Bank of Written Instructions with respect to dividends and distributions declared by the Fund's Board of Trustees and payable to Shareholders who have elected in the proper manner to receive their distributions or dividends in cash, and in conformance with procedures mutually agreed upon by Bank, the Fund, and the Transfer Agent, Bank shall pay to the Transfer Agent, as agent for the Shareholders, an amount equal to the amount indicated in said Written Instructions as payable by each portfolio of the Fund to such Shareholders for distribution in cash by the Transfer Agent to such Shareholders. In lieu of paying the Transfer Agent cash dividends and distributions, Bank may arrange for the direct payment of cash dividends and distributions to Shareholders by Bank in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, Bank and the Transfer Agent.

          In accordance with the applicable Prospectus, the Internal Revenue Code and regulations promulgated thereunder, and with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, Bank and the Transfer Agent, Bank shall arrange for the establishment of IRA custodian accounts for such Shareholders holding Shares through IRA accounts.

          13.  Purchases of Securities.  Promptly after each decision to
               -----------------------
purchase securities by the Adviser, the Fund, through the Adviser, shall deliver to Bank Oral Instructions specifying with respect to each such purchase: (a) the name of the issuer (including CUSIP number, if assigned) and the title of the securities, (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) the date of purchase and date and location of settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, (f) the name of the person from whom or the broker through whom the purchase was made, and (g) the portfolio of the Fund to which such purchase applies. Bank shall upon receipt of (a) securities purchased by or for a portfolio of the Fund or (b) a copy of the broker's or dealer's confirmation or the payee's invoice, as appropriate, pay out of the moneys held for the account of such portfolio of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions.

          14.  Sales of Securities.  Promptly after each decision to sell
               -------------------
securities by the Adviser or exercise of an option written by the Fund, the Fund, through the Adviser, shall deliver to Bank Oral Instructions, specifying with respect to each such sale: (a) the name of the issuer (including CUSIP number, if assigned) and the title of the security, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the date of sale and date and location of settlement, (d) the sale price per unit, (e) the total amount payable to the Fund upon such sale, (f) the name of the broker through whom or the person to whom the sale was made, and (g) the portfolio of the Fund to which such sale applies. Bank shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale in accordance with the customs prevailing among dealers in securities.

          15.  Records.  The books and records pertaining to the Fund which are
               -------
in the possession of Bank shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and regulations and shall, to the extent practicable, be maintained separately for each portfolio of the Fund. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during Bank's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Bank to the Fund or the Funds authorized representative at the Fund's expense.

          16.  Reports.
               -------

          (a)  Bank shall furnish the Fund the following reports:

               (1) such periodic and special reports as the Fund may reasonably request;

               (2) a monthly statement summarizing all transactions and entries for the account of each portfolio of the Fund, listing the portfolio securities belonging to each portfolio of the Fund with the adjusted average cost of each issue and the market value at the end of such month, and stating the cash account of each portfolio of the Fund including disbursements;

               (3) the reports to be furnished to the Fund pursuant to Rule 17f-4; and

               (4) such other information as may be agreed upon from time to time between the Fund and Bank.

          (b) Bank shall transmit promptly to the Fund any proxy statement, proxy materials, notice of a call or conversion or similar communications received by it as Custodian of the Property.

          17.  Cooperation with Accountants.  Bank shall cooperate with the
               ----------------------------
Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required from time to time by the Fund.

          18.  Confidentiality.  Bank agrees on behalf of itself and its
               ---------------
employees to treat confidentially all records and other information relative to the Fund, any portfolio of the Fund and the Fund's prior, current, or potential Shareholders, except, after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Bank may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

          19.  Right to Receive Advice.
               -----------------------

          (a)  Advice of Fund.  If Bank shall be in doubt as to any action to be
               --------------
taken or omitted by it, it may request, and shall receive, from the Fund directions or advice, including Oral or Written Instructions where appropriate.

          (b)  Advice of Counsel.  If Bank shall be in doubt as to any question
               -----------------
of law involved in any action to be taken or omitted by Bank, it may request advice at its own cost from counsel of its own choosing (who may be counsel for the Adviser, the Fund or Bank, at the option of Bank).

          (c)  Conflicting Advice.  In case of conflict between directions,
               ------------------
advice or Oral or Written Instructions received by Bank pursuant to subparagraph
(a) of this Paragraph and advice received by Bank pursuant to subparagraph (b) of this Paragraph, Bank shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

          (d)  Protection of Bank.  Bank shall be protected in any action or
               ------------------
inaction which it takes in reliance on any directions, advice or Oral or Written Instructions received pursuant to subparagraphs (a) or (b) of this Paragraph which Bank, after receipt of any such directions, advice or Oral or Written Instructions, in good faith believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. However, nothing in this Paragraph shall be construed as imposing upon Bank any obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to Bank's properly taking or omitting to take such action. Nothing in this subparagraph shall excuse Bank when an action or omission on the part of Bank constitutes willful misfeasance, bad faith, negligence or reckless disregard by Bank of any duties or obligations under this Agreement.

          20.  Compliance with Governmental Rules and Regulations.  Bank assumes
               --------------------------------------------------
no responsibility for ensuring that the Fund complies with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the CEA, and any laws, rules and regulations of governmental authorities having jurisdiction.

          21.  Compensation.  (a)  As compensation for the services rendered by
               ------------
Bank during the term of this Agreement, the Fund will pay to Bank, with respect to each portfolio of the Fund, monthly fees that shall be agreed upon from time to time in writing by Bank and the Fund. The fee attributable to each portfolio of the Fund shall be the several (and not joint or joint and several) obligation of each such portfolio.

          (b) Notwithstanding anything to the contrary in Paragraph 6 of this Agreement, in connection with any foreign custody arrangements entered into by the Fund, or by the Bank on behalf of the Fund, the Fund shall pay each foreign sub-custodian appointed pursuant to any such arrangement fees and expenses according to the schedule approved from time to time by the Board of Trustees of the Fund. The fees and expenses so payable shall be in addition to any fees and expense reimbursements payable by the Fund to the Bank pursuant to this Paragraph.

          22.  Indemnification.  The Fund, on behalf of each portfolio of the
               ---------------
Fund, agrees that each portfolio of the Fund shall indemnify and hold harmless the Bank and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including attorneys' fees and disbursements (as long as such attorney has been retained with the consent of the Fund, which consent shall not be unreasonably withheld), arising directly or indirectly from any action or thing which the Bank or its nominees takes or does or omits to take or do for a portfolio of the Fund at the request or on the direction of or in reliance on the advice of the Fund, provided, that neither the Bank nor any of its nominees
                        --------
shall be indemnified against any liability to the Fund, any portfolio of the Fund or to the Shareholders (or any expenses incident to such liability) arising out of the Bank's or any of its nominees' willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement. In the event of any advance of cash for any purpose made by the Bank resulting from Oral or Written Instructions of the Fund or in the event that the Bank or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from it or its nominee's own negligent action, negligent failure to act or willful misconduct, any Property at any time held for the account of the Fund shall be security therefor. The obligations of each portfolio of the Fund under this Paragraph 22 shall be the several (and not joint or joint and several) obligation of each portfolio of the Fund.

          23.  Responsibility of Bank.  Bank shall be under no duty to take any
               ----------------------
action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by Bank in writing. In the performance of its duties hereunder, Bank shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to ensure the accuracy and completeness of all services performed under this Agreement. Bank shall be responsible for its own negligent failure to perform its duties under this Agreement, but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, Bank shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of Bank or reckless disregard of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, Bank in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which Bank reasonably believes to be genuine; (b) the validity or invalidity of the issuance of any securities included or to be included in the Property, the legality or illegality of the purchase of such securities, or the propriety or impropriety of the amount paid therefor; (c) the legality or illegality of the sale (or exchange) of any Property or the propriety or impropriety of the amount for which such Property is sold (or exchanged); or (d) delays or errors or loss of data occurring by reason of circumstances beyond Bank's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply, nor shall Bank be under any duty or obligation to ascertain whether any Property at any time delivered to or held by Bank may properly be held by or for the Fund. Notwithstanding the foregoing, the Bank shall use its best efforts to mitigate the effects of the events enumerated in (d) of this Paragraph, although such efforts shall not impute any liability thereto. Bank expressly disclaims all responsibility for consequential damages, including but not limited to any that may result from performance or non-performance of any duty or obligation whether express or implied in this Agreement and also expressly disclaims any express or implied warranty of products or services provided in connection with this Agreement.

          24.  Collections.  All collections of monies or other property in
               -----------
respect, or which are to become part, of the Property (but not the safekeeping thereof upon receipt by Bank) shall be at the sole risk of the Fund. In any case in which Bank does not receive any payment due the Fund within a reasonable time after Bank has made proper demands for the same, it shall so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and await instructions from the Fund. Bank shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. Bank shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

          25.  Duration and Termination.  This Agreement shall continue as to
               ------------------------
each portfolio of the Fund until terminated by the Fund on behalf of a portfolio or by Bank, in either case on sixty (60) days' written notice. Upon any termination of this Agreement, pending appointment of a successor to Bank or vote of the shareholders of the applicable portfolio of the Fund to dissolve or to function without a custodian of its cash, securities or other property, Bank shall not deliver cash, securities or other property of the applicable portfolio of the Fund to the Fund, but may deliver them to a bank or trust company of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000) as a custodian for such portfolio to be held under terms similar to those of this Agreement, provided, however, that Bank shall not be required to make any such delivery or payment until full payment shall have been made by such portfolio of the Fund of all liabilities constituting a charge on or against the properties of such portfolio of the Fund then held by Bank or on or against Bank and until full payment shall have been made to Bank of all of its fees, compensation, costs and expenses.

          26.  Notices.  All notices and other communications, including Written
               -------
Instructions (collectively referred to as "Notice" or "Notices" in this Paragraph 26), hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to Bank at Airport Business Center, International Court II, 200 Stephens Drive, Lester, Pennsylvania 19113, marked for the attention of the Mutual Fund Custodian Services Department (or its successor);

(b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given five business days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and, if the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given three business days after it is sent, or if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately.
All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

          27.  Further Actions.  Each party agrees to perform such further acts
               ---------------
and execute such further documents as are necessary to effectuate the purposes hereof.

          28.  Amendments.  This Agreement or any part hereof may be changed or
               ----------
waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

          29.  Delegation.  On thirty (30) days' prior written notice to the
               ----------
Fund, Bank may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of Bank, provided that (i) the delegate agrees with Bank to comply with all relevant provisions of the 1940 Act; and (ii) Bank and such delegate shall promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation, including (without limitation) the capabilities of the delegate.

          30.  Release.  The names "The PNC Fund" and "Trustees of The PNC Fund"
               -------
refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1998 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "The PNC Fund" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, officers, representatives or agents of the Trust personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust

          31.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          32.  Miscellaneous.  This Agreement embodies the entire agreement and
               -------------
understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to delegated and/or Written or Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Pennsylvania and governed by Pennsylvania law. If any provision of this Agreement shall be held or made invalid by a court decision, stature, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall insure to the benefit of, the parties hereto and their respective successors, permitted assigns and permitted delegates.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

Attest:                             THE PNC FUND


                                    By:
-------------------------               --------------------------
its:                                    its:


Attest:                             PROVIDENT NATIONAL BANK
(Corporate Seal)



                                    By:
-------------------------              --------------------------
its:                                   its:

                                  APPENDIX A
                                  ----------

                              Authorized Persons



--------------------------------------  ---------------------------------------
                (name)                               (signature)


--------------------------------------  --------------------------------------
                (name)                               (signature)


--------------------------------------  --------------------------------------
                (name)                               (signature)


--------------------------------------  --------------------------------------
                (name)                               (signature)


--------------------------------------  --------------------------------------
                (name)                               (signature)


--------------------------------------  --------------------------------------
                (name)                               (signature)


--------------------------------------  --------------------------------------
                (name)                               (signature)